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                                                                  EXHIBIT 99.3

                     REVLON CONSUMER PRODUCTS CORPORATION
                             INTENDS TO REFINANCE
                         9 1/2% SENIOR NOTES DUE 1999

NEW YORK, NY -- (November 3, 1998) -Revlon Consumer Products Corporation ("RCPC") announced today that it intends to offer a new series of debt securities (the "Notes"). The net proceeds of the Notes are intended to be used to refinance RCPC's $200 million of 9 1/2% Senior Notes Due 1999 (the "Old Notes"), which become due on June 1, 1999, through open market purchases or otherwise, and for general corporate purposes. Pending such use, the net proceeds of the Notes will be used to temporarily repay borrowings under RCPC's revolving credit facility.

   RCPC is a wholly owned subsidiary of Revlon, Inc. (NYSE:REV). The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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   Information in this Press Release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, RCPC's intention to refinance the Old Notes. All such forward-looking statements involve risks and uncertainties. In addition to factors that are described in the SEC filings of RCPC, the following factors could cause actual results to differ materially from those expressed in the forward-looking statements: difficulties or delays in consummating the sale of the Notes, the proceeds from which will be used to refinance the Old Notes, as well as other difficulties in effecting such refinancing.

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Press Contact:            Nancy Risdon
                          212-527-5791

Investor Relations:       Deena Fishman
                          212-527-5230